UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated CIBC Loan Agreement

On March 22, 2023, S&W Seed Company (the “Company”), as borrower, entered into an Amended and Restated Loan and Security Agreement (the “Amended CIBC Loan Agreement”) with CIBC Bank USA (“CIBC”), as administrative agent and sole lead arranger, and the other loan parties and lenders party thereto. The Amended CIBC Loan Agreement replaces the Company’s existing Loan and Security Agreement with CIBC, dated December 26, 2019, as amended, by and among the Company, Seed Holding, LLC, Stevia California, LLC and CIBC (the “Prior CIBC Loan Agreement”). The Amended CIBC Loan Agreement now matures on August 31, 2024.

The Amended CIBC Loan Agreement provides for a senior secured credit facility of up to $25.0 million from February 1 to October 31 of each year, and up to $18.0 million from November 1 to January 31 of each year (the “CIBC Credit Facility”). The proceeds of advances under the CIBC Credit Facility may be used to finance the Company’s ongoing working capital requirements and other general corporate purposes. Availability of funds under the CIBC Credit Facility is subject to a borrowing base equal to (a) up to 85% of eligible domestic accounts receivable, plus (b) up to 90% of eligible foreign accounts receivable, plus (c) up to the lesser of (i) 65% of eligible inventory and (ii) 85% of the appraised net orderly liquidation value of eligible inventory, in each case subject to an eligible inventory sublimit, in each case ((a), (b) and (c)), as more fully set forth in the Amended CIBC Loan Agreement and subject to lender reserves that CIBC may establish from time to time in its sole discretion, determined in good faith. Advances under the CIBC Credit Facility bear interest at a rate per annum equal to a reference rate equal to CIBC’s prime rate at any time (or, if greater, the federal funds rate at such time plus 0.5%) plus an applicable margin of 2.0%. The Company’s obligations under the Amended CIBC Loan Agreement are secured by a first priority security interest in substantially all of the Company’s assets (subject to certain exceptions), including intellectual property.

The Amended CIBC Loan Agreement contains certain customary representations and warranties, events of default, and affirmative and negative covenants, including limitations with respect to debt, liens, fundamental changes, asset sales, restricted payments, investments and transactions with affiliates, subject to certain exceptions. Amounts due under the Amended CIBC Loan Agreement may be accelerated upon an “event of default,” as defined in the Amended CIBC Loan Agreement, such as failure to pay amounts owed thereunder when due, breach of a covenant, material inaccuracy of a representation, or occurrence of bankruptcy or insolvency, subject in some cases to cure periods. Additionally, upon the occurrence and during the continuance of an event of default, CIBC may elect to increase the existing interest rate on all of the Company’s outstanding obligations by 2.0% per annum.

All amounts outstanding under the Amended CIBC Loan Agreement, including, but not limited to, accrued and unpaid principal and interest due under the CIBC Credit Facility, will be due and payable in full on August 31, 2024.

In connection with the Company’s entry into the Amended CIBC Loan Agreement, MFP Partners L.P. (“MFP”) provided an amended letter of credit (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. for the account of MFP, in the amount of $13,000,000 and with a maturity date of September 30, 2024, for the benefit of CIBC, as additional collateral to support the Company’s obligations under the Amended CIBC Loan Agreement.

3rd Amendment to MFP Loan Agreement

Concurrently, on March 22, 2023, the Company entered into a Third Amendment to Subordinate Loan and Security Agreement (the “MFP Amendment”) with MFP, amending the Company’s Subordinate Loan and Security Agreement, dated September 22, 2022 (as amended, the “MFP Loan Agreement”), with MFP, to (i) increase the aggregate amount of cash advances permitted from $12.0 million to $13.0 million; (ii)

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increase the cash fee payable to MFP on all amounts remaining undrawn under the Letter of Credit from 3.50% to 4.25% per annum; (iii) provide for the issuance of the MFP Warrant (as defined below) to MFP; and (iv) reflect the extension of the maturity date of the Letter of Credit to September 30, 2024.

MFP Warrant

In connection with the MFP Amendment, on March 22, 2023, the Company issued to MFP a warrant (the “MFP Warrant”) to purchase 1,300,000 shares of the Company’s common stock (the “MFP Warrant Shares”), at an exercise price of $2.15 per MFP Warrant Share (subject to adjustment in connection with any stock dividends and splits, distributions with respect to common stock and certain fundamental transactions as described in the MFP Warrant). The MFP Warrant will expire five years from the date of issuance.

MFP is the Company’s largest shareholder. One of the Company’s directors, Alexander C. Matina, is Vice President, Investments and Portfolio Manager of MFP Investors LLC, the general partner of MFP.

Item 1.02 Termination of a Material Definitive Agreement.

The information included in Item 1.01 related to the Prior CIBC Loan Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 related to the Amended CIBC Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 related to the MFP Warrant is incorporated by reference into this Item 3.02.

Neither the MFP Warrant nor the MFP Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the execution of the MFP Amendment, MFP represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by MFP were acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Elizabeth Horton
Elizabeth Horton
Chief Financial Officer

Date: March 22, 2023

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